Exhibit 99

PROXY BANK OF COMMERCE	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Robin Panek and Charles Deaner as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of stock of Bank of Commerce (the “Bank”) which the undersigned would be entitled to vote at the meeting of shareholders to be held at Ruth’s Chris Steak House located at 3900 S. Paradise Road, Las Vegas, Nevada, on day, , 2005 at 10:00 a.m. or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of nine (9) persons to be directors.

Charles W. Deaner	Nancy C. Houssels	Donald G. Newnan
Richard M. Robinson	Steven Nielsen	Keith V. Thomas
C. H. Wong	Jack M. Woodcock	M. Frances Sponer

☐ FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space below:)

2.	To approve the merger agreement and the merger among Bank of Commerce, Community Bank of Nevada and Community Bancorp, and the transactions contemplated therein as described more fully in the accompanying proxy statement-prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MATTERS LISTED ABOVE. THE PROXY CONFERS AUTHORITY TO VOTE AND SHALL BE VOTED IN ACCORDANCE WITH SUCH RECOMMENDATION UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

(Please date this Proxy and sign your name exactly as it appears on your stock certificate. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐     I DO         ☐     DO NOT         EXPECT TO ATTEND THE MEETING.

(Number of Shares)

(Please Print Your Name)

(Please Print Your Name)

(Date)

(Signature of Shareholder)

(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.